INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Enterprise Fund:

We consent to the use in this Registration Statement of
Oppenheimer Enterprise Fund of our report dated September
22, 2003, included in the Statement of Additional
Information, which is part of such Registration Statement,
and to the references to our firm under the headings
"Financial Highlights" appearing in the Prospectus, which
is also part of such Registration Statement and
"Independent Auditors" appearing in the Statement of
Additional Information.

                              KPMG LLP

Denver, Colorado
October 21, 2003